As filed with the Securities and Exchange Commission (via EDGAR) on May 3, 1995
                                                       Registration No. 33 -
_____________________________________________________________________________
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549
                                           FORM S-8
                                    REGISTRATION STATEMENT
                                             UNDER
                                  THE SECURITIES ACT OF 1933
                                          VIACOM INC.
                    (Exact name of registrant as specified in its charter)
                                        -------------------

          Delaware                             4841                     04-2949533
(State or other jurisdiction         (Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization)    Classification Code Number)    Identification No.)

                                         1515 Broadway
                                   New York, New York  10036
                                        (212) 258-6000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    Viacom Investment Plan
                     Paramount Communications Inc. Employees' Savings Plan
                  Prentice Hall Computer Publishing Division Retirement Plan
                     Blockbuster Entertainment Retirement and Savings Plan
             Savings and Investment Plan for Employees of PVI Transmission Inc.
                                    and its Subsidiaries
                Paramount (PDI) Distribution Inc. Employees' Savings Plan
                                     (Full Name of Plans)

                                   Philippe P. Dauman, Esq.
                          Executive Vice President, General Counsel,
                          Chief Administrative Officer and Secretary
                                          Viacom Inc.
                                         1515 Broadway
                                   New York, New York  10036
                                        (212) 258-6000
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                        ______________
                                CALCULATION OF REGISTRATION FEE

                                                        Proposed          Proposed
                                                        Maximum           Aggregate   Amount of
Title of Class of                         Amount to     Offering Price    Offering    Registration
Securities To Be Registered             be Registered    Per Unit         Price            Fee
                                        -------------    --------         ---------        ---
Class B Common Stock...............     2,500,000                 (1)             (1)  $39,332(2)

In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to each of the Plans.

(1)       Not applicable.

(2) The registration fee of $39,332 has been calculated pursuant to Rule 457(c), based on one-twenty ninth of one percent of the average of the high and low prices on April 27, 1995 as reported on the American Stock Exchange Composite tape of $45-5/8 for the Class B Common Stock multiplied by 2,500,000 shares of Class B Common Stock.

                                     PART II

               Information Required in the Registration Statement

Item 3.   Information Incorporated by Reference

                    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Viacom Inc. (File No. 1-9553) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                     1. Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994;

                     2. Paramount Communications Inc. Employees' Savings Plan's Annual Report on Form 11-K for the year ended December 31, 1993;

                     3. Prentice Hall Computer Publishing Division Retirement Plan's Annual Report on Form 11-K for the year ended December 31, 1993;

                     4. Blockbuster Entertainment Retirement and Savings Plan's Annual Report on Form 11-K for the year ended December 31, 1993;

                     5. All other reports filed by Viacom Inc. with the Commission since December 31, 1994, pursuant to
                           Section 13(a) or 15(d) of the Exchange Act; and

                     6. The description of the Class B Common Stock contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                    All documents and reports filed by Viacom Inc. pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

                    Philippe P. Dauman, Esq., Executive Vice President, Chief Administrative Officer, General Counsel and Secretary and a director of Viacom Inc., has rendered an opinion stating that under applicable state law the shares of Class B Common Stock to which the Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable. As of April 3, 1995, Mr. Dauman held 1,064 shares of Class A Common Stock and 8,365 shares of Class B Common Stock and held options to acquire 320,000 shares of Class B Common Stock.

Item 6.   Indemnification of Officers and Directors.

                    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such person against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

                    Article VI of the Restated Certificate of Incorporation of Viacom Inc. provides for indemnification of the directors, officers, employees and agents of Viacom Inc. to the full extent currently permitted by the DGCL.

                    In addition, Viacom Inc.'s Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Viacom Inc. and its stockholders by eliminating liability in damages for breach of fiduciary duty. Article VII of Viacom Inc.'s Restated Certificate of Incorporation provides that neither Viacom Inc. nor its stockholders may recover damages from Viacom Inc.'s directors for breach of their fiduciary duties in the performance of their duties as directors of Viacom Inc. This provision does not, however, have the effect of indemnifying any director of Viacom Inc. in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          4.1     Viacom Investment Plan

          4.2     Paramount Communications Inc. Employees' Savings Plan

          4.3     Prentice Hall Computer Publishing Division Retirement Plan

          4.4 Savings and Investment Plan for Employees of PVI Transmission Inc. and its Subsidiaries

          4.5     Paramount (PDI) Distribution Inc. Employees' Savings Plan

          4.6 Restated Certificate of Incorporation of Viacom Inc. as filed with the Secretary of State of the State of Delaware on May 21, 1992 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993 (File No. 1-9553))

          4.7 Form of Amendment to Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Annex VII to the Joint Proxy Statement/Prospectus of Viacom Inc. dated June 6, 1994 (File No. 33-53977))

          4.8     By-laws of Viacom Inc. (incorporated by reference to Exhibit
                  3.3 to the Registration Statement on Form S-4 filed by Viacom Inc. (File No. 33-13812))

          5 Opinion of Philippe P. Dauman, Esq. as to the legality of the securities being registered

          23.1    Consents of Price Waterhouse LLP

          23.2    Consent of Ernst & Young LLP

          23.3    Consent of Arthur Andersen LLP

          23.4    Consent of Philippe P. Dauman, Esq. (contained in Exhibit 5)

          24      Powers of Attorney

Item 9.   Undertakings.

          (a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

          (d) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   Signatures

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on May 3, 1995.


                                               VIACOM INC.
                                               (Registrant)



                                               By: /s/ PHILIPPE P. DAUMAN
                                                  -----------------------
                                               Name:  Philippe P. Dauman
                                               Title: Executive Vice President,
                                                General Counsel, Chief
                                                 Administrative Officer
                                                 and Secretary

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 3, 1995 in the capacities shown:


          Signature                               Title
          ---------                               -----

          *                       Director
- ----------------------
George S. Abrams

          *                       Director
- ----------------------
Steven R. Berrard

          *
- ----------------------            Director, President, Chief Executive Officer
Frank J. Biondi, Jr.                        (Principal Executive Officer)


/s/ PHILIPPE P. DAUMAN            Director
- ----------------------
Philippe P. Dauman

          *                       Director
- ----------------------
William C. Ferguson

          *                       Director
- ----------------------
H. Wayne Huizenga

          *                       Director
- ----------------------
George D. Johnson, Jr.

          *                   Director
- ----------------------
Ken Miller

          *                   Director
- ----------------------
Brent D. Redstone

          *                   Director
- ----------------------
Shari Redstone

          *                   Director
- ----------------------
Sumner M. Redstone

          *                   Director
- ----------------------
Frederic V. Salerno

          *                   Director
- ----------------------
William Schwartz


/s/ GEORGE S. SMITH, JR.      Senior Vice President, Chief Financial Officer
- ------------------------              (Principal Financial Officer)
George S. Smith, Jr.


/s/ SUSAN C. GORDON           Vice President, Controller, Chief Accounting
- ------------------------        Officer (Principal Accounting Officer)
Susan C. Gordon




*By:    /s/ PHILIPPE P. DAUMAN                             May 3, 1995
     -------------------------
            Philippe P. Dauman
     Attorney-in-Fact under Powers
     of Attorney filed as Exhibit 24
     to this Registration Statement

                                  Exhibit Index
                                  -------------

Exhibit No.       Description                                                          Page
- -----------       -----------                                                          ----
4.1               Viacom Investment Plan

4.2               Paramount Communications Inc. Employees' Savings Plan

4.3               Prentice Hall Computer Publishing Division Retirement Plan

4.4               Savings and Investment Plan for Employees of PVI Transmission
                  Inc. and its Subsidiaries

4.5               Paramount (PDI) Distribution Inc. Employees' Savings Plan

4.6 Restated Certificate of Incorporation of Viacom Inc. as filed with the Secretary of State of the State of Delaware on May 21, 1992 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form
                  10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated
                  December 9, 1993 (File No. 1-9553))

4.7 Form of Amendment to Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Annex VII to the Joint Proxy Statement/Prospectus of Viacom Inc. dated
                  June 6, 1994 (File No. 33-53977))

4.8               By-laws of Viacom Inc. (incorporated by reference to Exhibit
                  3.3 to the Registration Statement on Form S-4 filed by Viacom
                  Inc. (File No. 33-13812))

5 Opinion of Philippe P. Dauman, Esq. as to the legality of the securities being registered

23.1              Consents of Price Waterhouse LLP

23.2              Consent of Ernst & Young LLP

23.3              Consent of Arthur Andersen LLP

23.4              Consent of Philippe P. Dauman, Esq. (contained in Exhibit 5)

24                Powers of Attorney
